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                          Independent Auditors' Consent

To the Shareholders and Board of Trustees of Smith Barney Principal Return Fund:

We consent to the incorporation by reference, in this Prospectus and Statement of Additional Information, of our report dated January 14, 2002, on the statement of assets and liabilities for Security and Growth Fund of Smith Barney Principal Return Fund (the "Fund") as of November 30, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended and financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights and our report thereon are included in the Annual Reports of the Funds as filed on Form N-30D.

We also consent to the references to our firm under the headings "Financial Highlights" in the Prospectuse and "Independent Auditors" in the Statements of Additional Information.

                                                        KPMG LLP

New York, New York
March 22, 2002